Exhibit 4.5

ANNEX A

FORM OF NON-TRANSFERABLE SUBSCRIPTION CERTIFICATE

For use by Zion Oil & Gas acting as Subscription Agent

ZION OIL & GAS, INC.

NON-TRANSFERABLE SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING

FOR HOLDERS OF RECORD ON March 12, 2018

ZION OIL & GAS, INC. (the “Company”) is conducting a rights offering (the “Rights Offering”) that entitles the holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), as of the close of business on March 12, 2018 (the “Record Date”), to receive 0.10 (one tenth) of a subscription right (each, a “Right”) for each share of Common Stock held of record on the Record Date (i.e., ONE subscription right for each TEN shares). Each whole Right entitles the holder to subscribe for and purchase one (1) Right (each a “Right”) of the Company’s securities, with each Right consisting of one (1) share of  the Company’s common stock, par value $0.01 per share (the “Common Stock”) and one (1) Common Shares Purchase Warrant. Each Right may be purchased at a per Right subscription price of $5.00.

If you exercise your rights in full, you may also exercise an over-subscription right (the “Over-Subscription Right”) to purchase additional Rights that remain unsubscribed at the expiration of the Rights Offering, subject to availability and allocation of Rights among persons exercising this Over-Subscription Right. If there is a change of address and you wish to subscribe, please note the new address on Form 2.  Your records will be updated with the new information.

No fractional subscription rights or fractional Rights will be issued in this offering. Instead, the number of subscription rights will be rounded down to the next lowest whole number.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Company’s Prospectus Supplement dated April 2, 2018 (the “Prospectus”), which is incorporated herein by reference. Copies of the prospectus are available upon request from D.F. King, toll free at 866-796-1292 or if you are a bank or broker at 212-269-5550. E-mail address is zion@dfking.com.

This subscription certificate (the “Rights Certificate”) must be received by American Stock Transfer & Trust Company, LLC with payment in full by 5:00 p.m., Eastern Standard Time, on May 31, 2018 (unless extended in the sole discretion of the Company) (the “Expiration Date”). Any Rights not exercised prior to the Expiration Date will be null and void. Any subscription for Rights in the Rights Offering made hereby is irrevocable.

The Rights represented by this Rights Certificate may be exercised by duly completing Form 1. Rights holders are advised to review the Prospectus before determining whether to exercise their Rights. In addition, if certificates representing the shares of Common Stock included in the Right are to be issued are to be sent to an address other than that shown on the Subscription Right Certificate, also complete Form 2.

SUBSCRIPTION PRICE: $5.00 PER RIGHT

The registered owner whose name is inscribed hereon is entitled to subscribe for Rights upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use hereof.

Except in limited circumstances described in the Prospectus, only you may exercise your Rights.

Rights holders should be aware that if they choose to exercise only part of their Rights, they may not receive a new Rights Certificate in sufficient time to exercise the remaining Rights evidenced thereby.

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares/warrants pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares/warrants pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ rights x $ 5.00 = $_______________

                    (shares/warrants) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares/warrants in any amount pursuant to your Over-Subscription Right:

I apply for ______________ rights x $ 5.00 = $_______________

                  (shares/warrants) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE)

☐  Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐   Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Zion Oil & Gas, Inc., with reference to the rights holder's name.

Telephone #____________________________

Email Address___________________________

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock/Warrants underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

___________________________________________

___________________________________________

___________________________________________

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of rights indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 14.99% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering after giving effect to the Backstop Commitment, as described in the Prospectus) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 14.99% of the Company’s outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company’s Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Rights at the lesser of the $5.00 per right subscription price and the closing price of the Company’s Common Stock on the NASDAQ on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s): _______________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed Form 2.

Signature Guaranteed: __________________________

                                   (Name of Bank or Firm)

By:_________________________________________

                                      (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF ZION OIL & GAS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. KING, INC., THE INFORMATION AGENT, AT (866) 796-1292 OR EMAIL: Zion@dfking.com.